C.R. ANTHONY COMPANY
                   STOCK OPTION AGREEMENT
                   (Nonqualified Options)

     This Stock Option Agreement ("Agreement") is made effective June 10, 1996, between C.R. Anthony Company, an
Oklahoma corporation ("Corporation"), and _________________, a director of the Corporation ("Holder").

      WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation that Corporation freeze at current levels monthly retainer fees and fees for attendance at meetings of the Board of Directors paid to non-employee directors of the Corporation;

      WHEREAS, the Corporation desires to compensate its non-employee directors for continuing service as directors through the grant of stock options in lieu of increased cash fees as provided herein;

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Grant of Stock Option. The Corporation hereby grants to Holder the right and option ("Option") to purchase an aggregate of 5,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Corporation on, and subject to, the terms and conditions set forth herein.

     2. Purchase Price. The purchase price of the shares of Common Stock subject to the Option shall be $3.00 per share. The purchase price may be paid in cash or by certified check, bank draft or money order payable to the Corporation.

     3. Option Vesting Schedule. The Option shall be exercisable as follows:

               Number of Shares              First Date of Exercise

                   1,666                       June 10, 1997
                   1,667                       June 10, 1998
                   1,667                       June 10, 1999

     Such shares may be purchased either in whole or in part at any time and from time to time on or after the First Date of Exercise (as set forth immediately above) and prior to the expiration of the Option set forth in Section 5 below.

     4. Acceleration of Right to Exercise. Anything above to the contrary notwithstanding, if the Holder dies or becomes disabled, or there is a change in control of the Corporation, the Option shall be immediately exercisable in full.

     Disability shall have the same meaning as is then applicable to the Corporation's welfare benefit plan governing long term disability income payments.

     Change of control means the occurrence of any of the following events:

          (I) The acquisition by any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities of the Corporation constituting in excess of 50% of the combined voting power of the Corporation's then outstanding voting securities. For purposes of the preceding sentence, the term "Person" shall not include any member or members of the management of the Corporation, any employee benefit plan (including, without limitation, any employee stock ownership or purchase plan), or a trust forming a part thereof, maintained by the Corporation or any Subsidiary (as hereinafter defined), or the Corporation or any corporation or other Person of which a majority of its voting power or equity securities or equity interest is owned, directly or indirectly, by the Corporation (a "Subsidiary");

          (ii)  The consummation of any merger,
     consolidation or reorganization pursuant to which the shareholders of the Corporation immediately prior to such merger, consolidation or reorganization do not have Beneficial Ownership immediately following such merger, consolidation or reorganization of at least 51% of the combined voting power of the outstanding voting securities of the corporation or other Person resulting from such merger, consolidation or reorganization;

          (iii) Any sale, lease, exchange or other transfer of assets of the Corporation (other than in the ordinary course of business) to any Person (other than a Subsidiary) that results in the reduction of the total square footage of retail space maintained by the Corporation in an amount equal to or greater than 40% of the total square footage of retail space maintained by the Corporation as of the date of the first such sale, lease, exchange or other transfer subsequent to the date hereof; or

          (iv)  The approval by the shareholders of the
     Corporation of any plan or proposal for the liquidation or dissolution of the Corporation."

     5. Term of Option. The Option shall expire on the earlier of: (a) 5:00 p.m., Oklahoma time, on June 10, 2006;
(b) 90 days after termination of the Holder's service (by resignation, removal, failure to stand for reelection or otherwise) as a director of the Corporation; or (c) such reasonable time as is set by action of the Board of Directors of the Corporation prior to or following any change of control of the Corporation as set forth in
Section 4 above.

     If the Holder dies or becomes disabled while serving as a director of the Corporation or within the period of time after termination of service during which the Holder was entitled to exercise the Holder's Option as herein provided, the Holder, the Holder's estate, personal representative, or beneficiary shall have the right to exercise his Option at any time within 12 months from the date of the Holder's death or disability.

     The Holder shall have none of the rights of a shareholder with respect to the shares of Common Stock subject to the Option until such shares shall be issued to the Holder upon the exercise of the Option.

     6. Nontransferability. Neither the Option nor any other right under this Agreement shall be assignable or transferable by Holder, other than by the Holder's will or the laws of descent and distribution. During the life of Holder, the rights and privileges of Holder hereunder may be exercised only by Holder. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     7. Recapitalization. The number of shares of Common Stock covered by the Option, and the price per share thereof, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, any fractional shares resulting from any such adjustment shall be eliminated.

     8.   Reorganization of Corporation.  If the
Corporation shall be the surviving or resulting corporation in any merger or consolidation which does not result in change of control of the Corporation, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled.

     9. Exercise of Option. Subject to the terms and conditions of the Agreement, the Option may be exercised by written notice to the Corporation, C.R. Anthony Company, 701 North Broadway, Oklahoma City, Oklahoma 73102, Attn:
Secretary, which notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised; shall fix a date (not less than 10 business days from the date such notice is received by the Corporation) for the delivery of the certificate or certificates for said shares and the payment of the purchase price therefor; and shall be signed by the Holder. On the date so fixed and provided all of the conditions of this Agreement are satisfied, a certificate or certificates for the shares as to which the Option shall have been so exercised, registered in the name of the Holder, shall be issued by the Corporation and delivered to or upon the order of such person or persons, against payment in full at the above mentioned address of the purchase price of said shares in accordance with Section 2 above. All shares issued as provided herein will be fully paid and nonassessable.

    10. Availability of Shares. The Corporation shall at all times during the term of the Option reserve and keep available in the form of authorized and unissued shares of Common Stock or shares of Common Stock held as treasury stock such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement and shall pay all fees and expenses necessarily incurred by the Corporation in connection with the issuance of such shares and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

    11. Investment Intent. If, at the time of any exercise of the Option, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Holder shall agree that the Holder will purchase the shares that are subject to the Option for investment and not with any present intention to resell those shares, the Holder will execute and deliver to the Corporation an agreement to such effect in form and substance requested by the Corporation.

    12. Registration under Securities Act of 1933. If, at the time of any exercise of the Option, the Corporation is filing reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, or has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the Corporation will use its best efforts to cause the Common Stock which may be acquired pursuant to the exercise of the Option to be registered under the Securities Act of 1933, as amended.

    13. Governing Law. This Agreement shall be subject to, governed by, the laws of the State of Oklahoma irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state.

    14. Amendment. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

    15. Section Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Holder has hereunto set the Holder's hand, all on the day and year first above written.

                              CORPORATION:

                              C.R. Anthony Company



                              By:_________________________________
                                    Authorized Officer


                              HOLDER:




                              ____________________________________